                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                               JPMORGAN CHASE BANK
                                       AND
                              SCHRODER SERIES TRUST

                      THIRD AMENDED AND RESTATED EXHIBIT B

                             Portfolios of the Trust

Schroder Municipal Bond Fund
Schroder Short-Term Municipal Bond Fund
Schroder U.S. Core Fixed Income Fund
Schroder Enhanced Income Fund
Schroder Global Equity Yield Fund
Schroder Global Opportunities Fund
Schroder Emerging Market Equity Fund
Schroder Strategic Bond Fund
Schroder U.S. Small and Mid Cap Opportunities Fund

Signed by:

For and on Behalf of
JPMORGAN CHASE BANK

By:
    ------------------------------------
Name:
Title:

For and on behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above

By:
    ------------------------------------
Name:
Title:

Dated: April ___, 2006